Royal Caribbean Cruises Ltd. 1050 Caribbean Way Miami, Florida 33132

Our Reference 01474.50152/US/80893076v2

February 29, 2024

Registration Statement on Form S-3: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of Liberian law to Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) in respect of the contemplated issuance by the Company from time to time of (i) senior debt securities (“Debt Securities”), which may be issued pursuant to an Indenture (the “Indenture”) dated as of July 31, 2006, as amended, between the Company and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee; (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); and (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock” and collectively with the Preferred Stock and the Debt Securities, the “Securities”).

As such counsel, we have examined (i) the forms of underwriting agreements for debt and equity securities among the Company and representatives of the underwriters to be named in a terms agreement filed with the Securities and Exchange Commission on March 23, 2009 (the “Underwriting Agreements”) and (ii) such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

We have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power and legal right of all parties (other than the Company) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Underwriting Agreements (other than the Company), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Underwriting Agreements by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Liberian law.

We have also assumed that the issuance and, if applicable, sale of the Preferred Stock and Common Stock complies in all respects with the terms, conditions and restrictions set forth in the articles of incorporation and bylaws of the Company and all of the instruments and other documents relating thereto or executed in connection therewith, and each share of Preferred Stock and Common Stock will be issued for consideration equal to or in excess of the par value per share.

This opinion is limited to the law of the Republic of Liberia. In rendering this opinion, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to be sufficiently similar to those contemplated hereby in order to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Law of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July, 1973), the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised, effective January 3, 1977, as amended), the Revenue Code of Liberia (2000) as amended by the Consolidated Tax Amendments Act of 2011, and the Liberian Commercial Code of 2010, made available to us by Liberian Corporation Services, Inc. and The Liberian International Ship & Corporate Registry, LLC, and our knowledge and interpretation of analogous laws of the United States.

To the extent it may be relevant to the opinions expressed below, we have assumed that the Company will have sufficient authorized but unissued and unreserved shares of Preferred Stock and Common Stock on the date of any issuance of shares of Preferred Stock and Common Stock, respectively.

In rendering this opinion letter, we have also assumed:

(i)	the filing by the Company of the Registration Statement and related prospectus substantially in the form examined by us;

(ii)	a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(iii)	any Securities, including Securities issuable upon conversion, exchange or exercise of any security, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company; and

(iv)	the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company, the Restated Articles of Incorporation and Bylaws of the Company, and applicable law.

With respect to the issuance of any Preferred Stock (whether issued directly or upon conversion of any other security), we have assumed that the Board of Directors of the Company will approve the specific terms of the issuance and fix the designations, relative rights, preferences and limitations of the relevant series of Preferred Stock, and a proper and valid filing with the Minister of Foreign Affairs of Liberia will be executed and made prior to their issuance of a statement setting forth a copy of the resolution of the Board of Directors establishing such series of Preferred Stock and the number of shares of such Preferred Stock to be issued, all in conformity with the Company’s Restated Articles of Incorporation and Liberian law.

Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The shares of Preferred Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Restated Articles of Incorporation and the Company’s Bylaws and when and issued and delivered against payment therefor in accordance with the applicable Underwriting Agreement or other agreement or upon conversion or exchange in accordance with the terms of any other security that has been duly authorized, issued, paid for and delivered, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

2.	The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Restated Articles of Incorporation and the Company’s Bylaws and when issued and delivered against payment therefor in accordance with the applicable Underwriting Agreement or other agreement or upon conversion or exchange of any security that has been duly authorized, issued, paid for and delivered, will be validly issued, fully paid and non-assessable.

3.	The Company is validly existing and has the corporate power to enter into the Indenture.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules relating thereto, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules relating thereto.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP